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                                                                  EXHIBIT 23.1

                        INDEPENDENT AUDITORS' CONSENT

The Board of Directors of
The Macerich Company and the Managing General Partner of JMB/CM Village Associates:

We consent to the incorporation by reference in the registration statements on Forms S-3 (File No.'s 333-21157 and 333-38721) and Forms S-8 (File No.'s 33-84040, 33-84038, 333-40667, 33-3584, 333-42309 and 333-42303) of The
Macerich Company of our report dated August 25, 1998, with respect to the statement of revenue and certain expenses of The Village at Corte Madera for the year ended December 31, 1997, which report appears in the Form 8-K/A of The Macerich Company dated November 10, 1998. Such report contains a paragraph that states that the statement of revenue and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission as described in Note 1. It is not intended to be a complete presentation of The Village at Corte Madera's revenue and expenses.

                                                   KPMG Peat Marwick LLP


San Diego, California
November 10, 1998